UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2012

GBS ENTERPRISES INCORPORATED

 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

585 Molly Lane

Woodstock, GA 30189

 (Address of Principal Executive Offices)

(Zip Code)

(404) 474-7256

 (Registrant's Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 16, 2012, GBS Enterprises Incorporated, a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with Mr. Joerg Ott, the Chief Executive Officer and Chairman of the Board of Directors of the Company, pursuant to which Mr. Ott purchased an aggregate of 120,000 Units from the Company for an aggregate purchase price of $180,000 ($1.50 per Unit). Each Unit consists of one share of common stock, par value $0.001 per share (the “Common Stock”), of the Company and one warrant (the “Warrant”) exercisable to purchase one share of Common Stock (the “Warrant Share”) of the Company from the date of issuance of the Warrant until the third anniversary date of the date of issuance at a price of $1.50 per share.

The Company sold the 120,000 Units and the underlying 120,000 shares of Common Stock and 120,000 Warrants to Mr. Ott pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded the Company under Section 4(2) promulgated thereunder due to the fact that the sale did not involve a public offering of securities.

Pursuant to the terms of the Warrant, the Company has agreed to promptly register the Warrant Shares under the Securities Act in the event the Common Stock trades at or above $3.00. The Warrant also provides that the holder of the Warrant is required to fully exercise the Warrant in the event that the Company’s Common Stock trades at an average of at least $3.00 per share for a period of not less than 20 consecutive trading days, and that the Company is permitted to redeem the unexercised Warrant at any time for $0.05 per Warrant Share.

The Agreement and the Warrant has been filed as exhibits to this Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.:	Description:

4.1	Warrant, dated April 16, 2012

10.1	Securities Purchase Agreement, dated April 16, 2012, between GBS Enterprises Incorporated and Joerg Ott

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

Dated: April 16, 2012	By:	/s/ Joerg Ott
Joerg Ott
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)